EXHIBIT 99.2

Synthesis Energy Systems, Tianwo-SES and Dengfeng Power Group Advance Work Required for First iGas Clean Power Project in China

U.S.-China Parties Progressing From Pre-FSR Stage to Address the Feasibility Study Phase Requirements of 160MW iGas Syngas-to-Power Distributed Power Plant

HOUSTON, Sept. 22, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, announces that SES and Dengfeng Power Group (DFPG), along with SES's China Joint Venture, Tianwo-SES Clean Energy Technologies Company, are now progressing from the pre-feasibility study phase (pre-FSR) of the iGas Clean Power Project previously announced in December 2014. Based on the work completed during the past several months, the parties have mutually agreed to extend their exclusivity period through December 2017 in order to now advance the project into the Feasibility Study Report Phase (FSR) required for the initial design work, and necessary to achieve final government approvals and move into construction. Together, the parties will now define the detailed work requirements for this FSR phase and begin the work to be funded by DFPG.

This 160MW iGas project is planned to utilize two of the SES advanced fluidized bed gasification systems combined with four GE model LM2500+G4 aero-derivative gas turbines. It is the first of several planned iGas clean power projects, to be located in Dengfeng City and elsewhere in Henan Province as well as in other regions of China. DFPG intends to site approximately 600 megawatts of capacity in the Dengfeng City area, which represents an investment of approximately $1 billion, and DFPG is intended to serve as the primary owner and operator of the iGas projects. Tianwo-SES is expected to supply the technology license and the gasification plant equipment to the projects and may potentially supply the gasification islands on a turn-key basis. DFPG is a state-owned enterprise, ranked among China's Fortune 500, with businesses including coal production, aluminum manufacturing and power generation.

"We see electric power generation from the combination of our advanced gasification technology together with high efficiency gas turbines, which we call iGas, as an economic and environmentally compelling alternative to the dirty coal-burning power generation of yesteryear," said Robert Rigdon, President and CEO of Synthesis Energy Systems. "We believe iGas can make a meaningful positive impact by delivering economic power from local indigenous resources, such as low quality coals, in an environmentally responsible manner and we are pushing hard together with our friends at Dengfeng Power to make this first iGas power plant a reality. Through the initial project we intend to launch our iGas platform for use in multiple projects both inside China and other global regions needing a clean, low-cost coal to power solution as an alternative to expensive natural gas-based power generation using imported LNG. This is a great example of Growth With Blue Skies and we are pleased to be working with Dengfeng's forwarding-looking Chairman Liu to help develop this important iGas distributed power market," said Rigdon.

"We recently met with the senior leaders of SES, and both parties have a common mind to make the joint efforts required to study and potentially build this important cleaner coal power plant. SES's advanced gasification technology combined with Dengfeng Power's rich experience in power plant design and operation will help make this effort successful," stated Chairman Liu Yingzhong of Dengfeng Power Group.

SES's robust gasification system design is capable of delivering greater economics by transforming virtually all coal resources, including China's abundant, indigenous supply of low-cost, low quality coals, into clean syngas. The SES gasification system is targeted to provide broad-ranging syngas delivery capability with efficiency and economy in performance to meet the needs of the wide range of the world's syngas projects. Advanced SES Gasification Technology produces syngas fuel that is well suited for GE's fuel-flexible, efficient LM2500+G4 aero-derivative gas turbines. GE's LM2500+G4 converts the clean syngas into electricity, producing more reliable and cost-efficient power for iGas projects. SES and GE combined forces in April 2013 to jointly market the advanced gasification and aero-derivative gas turbine technologies in combined cycle mode for the distributed power market.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Tianwo-SES Clean Energy Technologies Co., Ltd.

Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is a joint venture between Synthesis Energy System's wholly owned subsidiary, SES Asia Technologies, Ltd. and Suzhou Thvow Technology Co., Ltd. (STT). The joint venture was formed in 2014 to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES' advanced proprietary gasification technology with the market reach of one of China's leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and STT owns 65%, of Tianwo-SES. For more information on STT, visit: http://www.thvow.com/main_en.

About Dengfeng Power Group Co., Ltd.

Dengfeng Power Group Co., Ltd. (DFPG), established in 1976 and also called Dengdian in Chinese short form, is a state-owned enterprise located in Henan Province, China, and is ranked among China's Fortune 500 Companies with total assets of 19.4 billion RMB and annual revenue of 21 billion RMB as of 2013. DFPG integrates coal production, aluminum manufacturing, power generation, and waste fly ash for cement production. With over 10,000 employees, DFPG manufactures 400,000 tons per year of alumina, 200,000 tons per year of aluminum and aluminum alloys, 110,000 tons per year aluminum fabrication, 3 million tons per year of cement plus coal production of 1.83 million tons per year. DFPG also has installed power generation capacity of over 600 MW, plus additional power generation capacity in joint ventures in China.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

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